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                                                                   EXHIBIT 10.71

                            SEPARATION AGREEMENT AND
                      MUTUAL GENERAL RELEASE OF ALL CLAIMS

         This Separation Agreement and Mutual General Release of all Claims ("this Agreement") is entered into on this 8th day of February, 2000 by and between Allen S. Greene ("Executive") and Medallion Financial Corporation ("Medallion") and effective as of December 31, 1999 (the "Termination Date").

         In Consideration of the promises set forth in this Agreement, Executive and Medallion agree as follows:

1.   Termination of Employment Agreement; Entire Agreement
     -----------------------------------------------------

     The Amended and Restated Employment Agreement between Executive and Medallion, dated as of August 29,1998 (the "Employment Agreement"), is hereby terminated and canceled in its entirety. Executive hereby releases Medallion and Medallion hereby releases Executive from all of the terms and provisions of the Employment Agreement. From the date hereof, this Agreement shall constitute the entire agreement between Executive and Medallion and contain all of the agreements, whether written, oral, express or implied, between Executive and Medallion and supersedes any other agreement, whether written, oral, express or implied, between Executive and Medallion. Other than this Agreement, there are no other agreements of any nature whatsoever between Executive and Medallion which survive this Agreement. This Agreement cannot be modified or amended except in a writing signed and agreed to by Executive and Medallion.

2.   Term
     ----

     The term of this Agreement shall commence on the Termination Date and end on August 31, 2001 (the "Term").

3.   Termination
     -----------

     As of the Termination Date, Executive hereby resigns any and all appointments he holds with Medallion, and its subsidiaries and affiliates, including without limitation those appointments he holds as an officer, and agrees that his employment with Medallion is terminated as of the Termination Date. Except as expressly set forth in this Agreement, Executive and Medallion shall have no obligations to each other of any nature whatsoever after the Termination Date. After the Termination Date, Executive shall have no authority to act on behalf of Medallion except upon the written request of Medallion.
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4.   Payments and Benefits
     ---------------------

     In consideration for the promises, covenants and releases provided by Executive pursuant to this Agreement, Medallion agrees to provide the following payments and benefits to Executive during the Term or to his estate in the event of his death.

     (a) During the Term, Medallion shall make bi-monthly payments to Executive equal to $11,458.34 commencing with an initial payment on January 15, 2000 and ending with a payment on August 31, 2001. All of these payments shall be subject to all required federal, state and local withholding taxes.

     (b) During the Term, Medallion shall continue to make the premium payments with respect to medical, dental and life insurance coverage currently in effect with Summit Bancorp. Such coverage shall be subject to Executive's contributions equal to Executive's employee contributions in effect under such medical, dental and life insurance programs existing immediately prior to the Termination Date. Executive's termination of employment with Medallion on the Termination Date shall constitute a "qualifying event" for purposes of part 6 of Title 1 of ERISA ("COBRA") on such date. Executive acknowledges on behalf of himself and his dependents that any period with respect to which any of them otherwise would be eligible to elect continued group health plan coverage under COBRA shall be reduced by the period of post-termination group health plan coverage provided under this paragraph 4(b).

     (c) Medallion shall make a one-time payment on February 16, 2000 to executive equal to $68,500, representing Executive's bonus for 1999.

     (d) All employee stock options with respect to shares of Medallion common stock currently held by Executive (the "Options"), to the extent not yet vested, shall become immediately vested and exercisable, and all Options shall remain exercisable until the earlier of (i) the date that is 90 days from the date that Executive or Veral & Co., L.L.C. ceases to provide any consulting services to Medallion or (ii) the expiration of such employee stock options.

     (e) During the Term, Medallion shall pay for or reimburse Executive for the lease of the 2000 Mercedes Benz S430 or any replacement car which lease cost is the same or less, that Executive currently uses and shall pay for or reimburse Executive for all maintenance, gas, garage, insurance and any other operating expenses with respect to such automobile.

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     (f)  The payments and benefits in clauses (a) through (e) of this paragraph
          4 are contingent upon Executive not revoking the waiver of rights pursuant to the penultimate sentence of Section 8, below. Medallion agrees that there are no current offsets or counter claims of any kind or nature that they can make to these payments.

5.   Proprietary Information; Non-Competition; Non-Solicitation
     ----------------------------------------------------------

     (a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of Medallion and its subsidiaries (collectively for the purpose of this paragraph 5 "Medallion") and not within Executive's possession or knowledge prior to his employment with Medallion (collectively, the "Proprietary Information"), is and shall be the exclusive property of Medallion. By way of illustration, but not limitation, Proprietary Information shall include inventions, products, processes, methods, techniques, projects, developments, plans, research data, financial data, personnel data, and lists of borrowers, advertisers, fleet and taxi owners. Executive agrees not to disclose any Proprietary Information to any person or entity other than as specifically authorized in writing by Medallion or use the same for any unauthorized purpose, either during or after the Term, unless and until such Proprietary Information has become public knowledge without fault of Executive or unless required by a court of law.

     (b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings or other written, photographic, or other tangible material containing Proprietary Information, whether created by Executive or others, which came into his custody or possession, shall be and are the exclusive property of Medallion.

     (c) Executive agrees that his obligation not to disclose or use Proprietary Information and records of the types set forth herein also extends to such types of Proprietary Information, records and tangible property of borrowers, advertisers, fleet taxi owners or other third parties who may or may have disclosed or entrusted the same to Medallion or to Executive in the course of his employment

     (d) Executive agrees that for a period of one-year after the Termination date, Executive shall not directly or indirectly (i) recruit, solicit, hire or otherwise induce or attempt to induce any employees of Medallion

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          to leave their employment or (ii) call upon, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any borrower or customer, of Medallion that had a business relationship with Medallion at the Termination Date.

6.   Return of Property
     ------------------

     All Medallion files, Proprietary Information, access keys, desk keys, ID badges, credit cards, in Executive's possession must be returned no later than February 8, 2000.

7.   General Release and Waiver of Claims.
     ----------------------------------------

     Executive and Medallion hereby unconditionally and forever release, discharge and waive any and all claims of any nature whatsoever, whether legal, equitable or otherwise, which Executive or Medallion may have against the other arising at any time on or before the Termination Date. This mutual release of all claims extends to any and all claims of any nature whatsoever, whether known, unknown or capable or incapable of being known as of the Termination Date or thereafter. This Agreement is a release of all claims of any nature whatsoever by Executive and Medallion against the other and includes, without limitation, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to Executive's employment relationship with Medallion including, but without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Termination Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Age Discrimination in Employment Act of 1967, as amended (as further described in Section 7 below); the Fair Labor Standards Act, as amended, the Americans with Disabilities Act; and any similar state statues or regulations.

     The parties agree and understand and knowingly agree to this release because it is their respective intent in executing this Agreement to forever discharge each other from any and all present, future, foreseen or unforeseen causes of action except for the settlement obligation described herein. Notwithstanding this mutual release and waiver of claims between the parties, Medallion agrees to indemnify Executive to the fullest extent allowable by law and its corporate governance documents for any actions or inactions by Executive in the normal course of his prior employment with Medallion.

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8.   Release and Waiver of Claims Under the Age Discrimination in Employment
     -----------------------------------------------------------------------
     Act.
     ---

     Executive acknowledges that Medallion encouraged him to consult with an attorney of his choosing, and through this Agreement encourages him to consult with his attorney with respect to possible claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA") and that Executive acknowledges that he understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. Executive wishes to waive any and all claims under the ADEA that he may have, as of the Termination Date, against Medallion, its shareholders, employees, or successors and hereby waives such claims. Executive further understands that by signing this Agreement he is in fact waiving, releasing and forever giving up any claim under the ADEA that may have existed on or prior to the Termination Date. Executive acknowledges that Medallion has informed him that he has at his option, twenty-one (21) days in which to sign the waiver of this claim under ADEA, and he does hereby knowingly and voluntarily waive said twenty-one (21) day period. Executive also understands that he has seven (7) days following the date of the execution of this Agreement within which to revoke the release contained in this paragraph by providing a written notice of his revocation of the release and waiver contained in this paragraph to Medallion. Executive further understands that this right to revoke the release contained in this paragraph relates only to this paragraph and does not act as a revocation of any other term of this Agreement.

9.   Continued Applicability of Certain Plans.
     --------------------------------------------

     Notwithstanding anything contained herein to the contrary, this Agreement shall not supersede any retirement plan maintained by Medallion for the benefit of Executive. Except as previously provided in paragraph 4(d) herein, this Agreement shall not supersede the Medallion 1996 Stock Option Plan or the option agreements entered into pursuant thereto. All consideration to which employee is entitled under the above-mentioned plans shall be provided to Employee pursuant to the terms of the plan documents and related stock option agreements.

10.  Indemnification.
     ----------------

     Notwithstanding anything contained herein to the contrary, including the general release and waiver of claims by Executive, by signing this Agreement Executive will not be deemed to have relinquished his right to indemnification for acts occurring or liabilities arising on or prior to the Termination Date, including any right for reimbursement of

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     expenses, from Medallion under any charter provision, insurance arrangement or under applicable law with respect to any claim asserted against Executive in his capacity as an officer, director, or employee of Medallion or its predecessor companies, which right shall be no greater nor less than the indemnification right of other officers, directors and employees of Medallion.

11.  Severability Clause.
     -------------------

     In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire agreement, will be inoperative. If any of the restrictions contained herein are deemed to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court or other tribunal making the determination shall reduce the extent, duration, geographical scope or other provisions hereof to the broadest provision deemed by the court to be enforceable, and in its reduced form this Agreement will then be enforceable in the manner contemplated hereby.

12.  Non-Admission; Non-Disparagement.
     --------------------------------

     Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on Executive's part or on the part of Medallion. Except to the extent required by law, Executive and Medallion agree not to make any disparaging comments about each other to any third party.

13.  Governing Law.
     -------------

     This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York without regard to principles of conflicts of laws. The parties hereto agree to the jurisdiction of the courts of the State of New York located in the City of New York.

14.  Arbitration.
     -----------

     Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in New York, New York before one or three arbitrators each of whom shall be knowledgeable in employment law. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining to such disputes of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any

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     decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator(s) to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator(s) may be enforced in any court having jurisdiction thereof. If the arbitration decision holds that one party is entirely at fault and the other party is without fault, the party that is without fault shall be entitled to reimbursement of fees and expenses from the losing party that is at fault in an amount not to exceed $50,000.

15.  Survivorship.
     ------------

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Specifically, paragraphs 5 (relating to non-disclosure of Proprietary Information and non-solicitation), 7 (relating to the general release and waiver of claims), 8 (relating to the release and waiver of claims under ADEA), 10 (relating to indemnification), 12 (relating to non-disparagement) and 14 (relating to arbitration) shall survive the termination hereof.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND THAT THEY FULLY KNOW, UNDERSTAND, AND APPRECIATE ITS CONTENTS, AND THAT THEY EXECUTE THE SAME AND MAKE THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF THEIR OWN FREE WILL.

         IN WITNESS WHEREOF, the parties have executed this AGREEMENT on the 8th of February, 2000.

MEDALLION CORPORATION


By:     /s/ Alvin Murstein                       /s/ Allen S. Greene
       -------------------                       --------------------
       Alvin Murstein                            Allen S. Greene
       Chairman and Chief,
       Executive Officer

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